UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010 (July 2, 2010)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(a)

On July 2, 2010, Richard K. Smith resigned as a director of State Auto Financial Corporation (the “Company”). At the time of his resignation, Mr. Smith served as a member of the Company’s Audit, Nominating and Governance, Investment and Independent Committees of the Board of Directors and was chairperson of the Audit Committee.

The Company believes Mr. Smith resigned because of his disappointment with the Company’s recent rating downgrade by Standard & Poor’s and negative outlook change by A.M. Best. He also expressed dissatisfaction with the Company’s aggressiveness on rate increases and exiting unprofitable business and the results of its expense reduction policies.

The Company believes that its Board of Directors is strong, talented and diverse. The Company shares Mr. Smith’s disappointment with its recent financial results, and it is diligently working with its Board to implement the previously announced plans to improve results.

There is no dispute between Mr. Smith and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

The Company and its remaining directors thank Mr. Smith for his service on the Board and its various Committees.

A copy of Mr. Smith’s resignation letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Resignation letter of Richard K. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: July 2, 2010	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation letter of Richard K. Smith.